UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 27, 2016 (June 23, 2016)

Travelport Worldwide Limited

(Exact name of Registrant as specified in its charter)

Bermuda	001-36640	98-0505105
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

Axis One, Axis Park

Langley, Berkshire, SL3 8AG,
United Kingdom

(Address of principal executive
office)

Registrant's telephone number, including area code +44-1753-288-000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2016, we entered into an amendment (the “Amendment”) among Travelport Finance (Luxembourg) S.a.r.l., Travelport Limited, the Term B Lenders (as defined in the Amendment) and Deutsche Bank AG New York Branch to our credit agreement, dated as of September 2, 2014 (as amended by the Incremental Amendment to Credit Agreement, dated as of January 16, 2015, the “Credit Agreement”). The Amendment, among other things, (i) amends the applicable rates to 3.00% per annum, in the case of base rate loans, and 4.00% per annum, in the case of LIBOR loans and (ii) resets the 1% premium on the repricing of the term loans under the Credit Agreement for a period of six months. The interest rate per annum applicable to the term loans remains based on a fluctuating rate of interest, at our election, equal to in the case of LIBOR loans, (i) LIBOR, plus the applicable rate or, in the case of base rate loans, (ii) the sum of the applicable rate and the greatest of (A) the federal funds effective rate plus 0.5%, (B) the rate as publicly announced from time to time by Deutsche Bank as its “prime rate” and (C) one-month LIBOR plus 1.00%.  In addition, the term loans remain subject to a floor of 2.00% per annum, in case of base rate loans, and 1.00% per annum, in the case of LIBOR loans.

Certain of the agents and lenders party to the Amendment, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 27, 2016, we issued a press release reaffirming our financial guidance for the full year 2016, announcing the successful repricing of our term loans as discussed in Item 1.01 above and addressing the outcome of the United Kingdom referendum on UK membership, as discussed in detail in the press release attached hereto as Exhibit 99.1.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by Travelport Worldwide Limited under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of June 23, 2016 among Travelport Finance (Luxembourg) S.a.r.l., as borrower, Travelport Limited, the Term B Lenders and Deutsche Bank AG New York Branch.

99.1	Press Release dated June 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED

By:	/s/ Rochelle Boas
Rochelle Boas Senior Vice President and Secretary

Date: June 27, 2016

TRAVELPORT WORLDWIDE LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated June 27, 2016 (June 23, 2016)

EXHIBIT INDEX

10.1	Amendment No. 2 to Credit Agreement, dated as of June 23, 2016 among Travelport Finance (Luxembourg) S.a.r.l., as borrower, Travelport Limited, the Term B Lenders and Deutsche Bank AG New York Branch.

99.1	Press Release dated June 27, 2016.